                       EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

         EXCLUSIVE DISTRIBUTORSHIP AGREEMENT dated as of this 27th of December, 1996, by and between NISSHO CORPORATION, a corporation organized under the laws of Japan and having its principal place of business at 3-9-3, Honjo-Nishi, Kita-ku, Osaka 53I Japan ("Nissho") and DELCATH SYSTEMS, INC., a corporation organized under the laws of the State of Delaware and having its principal place of business at 1100 Summer Street, 3rd Floor, Stamford, Connecticut 06905 ("Delcath").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         IN CONSIDERATION of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

                                 I. DEFINITIONS

                            Capitalized terms used in the Agreement shall be
defined as follows:

     1.1 "Agreement" shall mean this EXCLUSIVE DISTRIBUTORSHIP AGREEMENT.


     1.2 "Confidential Information" shall mean all written information and data provided by the parties to each other hereunder and marked as confidential, except any portion thereof which:

                  (a) is known to the receiving party, as evidenced by the receiving party's written record, before receipt hereof under this Agreement;

                  (b) is disclosed to the receiving party by a third person who has a right to make such disclosure; or

                  (c) is or becomes part of the public domain through no fault of the receiving party.

     1.3 "Patents" shall mean the patents and patent applications described in Schedule A attached hereto and made a part hereof.

     1.4 "Products" shall mean those products manufactured by Delcath which are listed on Schedule B attached hereto and made a part hereof. New Products may be added to Schedule B from time to time by mutual agreement of the Parties.

     1.5 "Product Specifications" shall mean the specifications for the Products set forth in Schedule B attached hereto and made a part hereof. Specifications may be amended from time to time by mutual agreement of the parties. Specifications for new Products shall be added to Schedule B from tune to time by mutual agreement of the parties.

     1.6 "Territory" shall mean Japan, Korea, China, Taiwan and Hong Kong.

                         II. APPOINTMENT AND ACCEPTANCE

     2.1 Appointment. Delcath hereby appoints Nissho as its exclusive distributor within the Territory for the promotion, sale and delivery of the Products.

     2.2 Acceptance. Nissho hereby accepts the foregoing appointment and agrees to use its reasonable best efforts to secure regulatory approval in the Territory for, to develop and promote the use and sale of, to sell and deliver, service, and assure customer satisfaction for, the Products within the Territory.

     2.3 Assistance. Delcath agrees to assist and cooperate with Nissho in marketing and securing regulatory approval for the Products during the term of this Agreement. Such assistance includes sale to Nissho of such quantity of Products reasonably required by Nissho for purposes of clinical trials and marketing demonstration in any country in the Territory. The price of products sold for such purposes shall be 10% above Delcath's cost, with all freight, shipping and insurance costs to be paid by Nissho as set forth in Section 3.5.

                        III. TERMS AND CONDITIONS OF SALE

     3.1 Orders. Nissho shall purchase the Products from Delcath in accordance with the order and forecast procedure set forth in Schedule C attached hereto and made a part hereof.

     3.2 Prices. Prices for the Products as of the date hereof shall be determined as set forth on Schedule D attached hereto and made a part hereof.

     3.3 Payment Terms. Unless otherwise agreed at the time an order for Products is placed, Nissho shall provide to Delcath an irrevocable letter of credit in favor of Delcath and payable at sight. The letter of credit must either be issued or confirmed by a bank acceptable to Delcath. The letter of credit shall be in U.S. Dollars in an amount equal to the purchase price of the Products ordered. All banking charges to open and maintain such letter of credit are for Nissho's account.

     3.4 Taxes. Nissho shall bear all taxes and duties which shall be levied upon the products within the Territory.

     3.5 Delivery. Products shall be shipped F.O.B. from the place of manufacture by Delcath, with all freight and insurance premium costs to be paid by Nissho, by such carrier or carriers as Nissho may select. Title and risk of loss shall pass to Nissho upon acceptance of products by the carrier for delivery to Nissho. Delcath shall be required to ship Products to no more than two destinations, designated by Nissho, in the Territory. Nissho may change such destinations, no more frequently than one time in each calendar year, by giving 90 days written notice to Delcath of such change.

     3.6 Inspection. Within thirty (30) days after receipt of Products at the facility specified by Nissho, Nissho may reject any of such Products which fail to meet the Product Specifications by sending Delcath notice of the lot numbers or other identifying data of rejected products, together with an indication of the specific basis for rejection, and Nissho shall within sixty (60) days of delivery return to Delcath, at Delcath's expense, any such rejected Products, unless such Products prove to have been improperly rejected, in which event the expense of returning such Products shall be borne by Nissho. Delcath shall credit Nissho's account and/or refund to Nissho the purchase price of any such rejected Products which have been properly rejected.

                             IV. REGULATORY MATTERS

     4.1 Registration of Products in the Territory. Nissho shall obtain, at Nissho's expense, all registrations and regulatory approvals necessary to promote, sell and use the Products in any country in the Territory. To this end, Nissho shall use its best efforts:

                  (i) To obtain approval by the Ministry of Health of Japan ("MOH") of Nissho's application to conduct human clinical trials of the first Product within six (6) months of the date of this Agreement;

                  (ii) To complete human clinical trials of the first Product within twelve (12) months of the approval to conduct clinical trials;

                  (iii) To file its application for approval by the MOH of the first Product as a medical device for commercial sale within six (6) months of the completion of clinical trials;

                  (iv) To obtain approval of the MOH of the first Product as a medical device for commercial sale within twelve
                           (12) months of the date of its application being filed; and

                  (v) To obtain a reimbursement price in Japan for the first Product within twelve (12) months of the date of approval for commercial sale by the MOH.

     4.2 Traceability. Delcath and Nissho shall each maintain such traceability records with respect to the Products as shall be necessary to comply with applicable Good Manufacturing Practices Regulations.

     4.3 Complaint Files. Each party shall maintain complaint files relating to the Products.

     4.4 Reliability Reporting. Each party shall promptly report in writing to the other any failure of a Product, change in the statistically demonstrated reliability of a Product or other material information relevant to the reliability of a Product.

     4.5 Recall or Advisory Actions. Each of Delcath and Nissho shall have the right to decide whether to recall a Product in the Territory or issue an advisory letter regarding reliability of or defects in a Product, upon obtaining the written consent of the other party to this Agreement, which consent shall not be unreasonably withheld or delayed. Each party shall notify the other in a timely manner prior to making such recall or issuing such advisory letter. Each party shall endeavor to reach an agreement with the other regarding the manner, text and timing of any publicity to be given such matters in time to comply with any applicable regulatory requirements, but such agreement shall not be a precondition to any action that either Delcath or Nissho reasonably deems necessary to protect users of the Product or to comply with any applicable governmental orders. The party responsible for that aspect of the Product upon which the recall is based, shall reimburse the other party for reasonable expenses incurred in handling the recall.

                             V. TERM AND TERMINATION

     5.1 Effective Date and Term. This Agreement shall become effective as of the date first above written (the "Effective Date"), and shall remain in full force and effect until the date falling five years following the earliest date of approval of and establishment of a reimbursement price for any of the Products for sale and distribution in Japan, but in no event later than December 31, 2004. If, however, Nissho is successful in meeting the "best efforts" timetable in Article 4.1, the initial term shall end December 31, 2005. The term of this agreement may be extended for one or more terms of five years following the date on which this Agreement is otherwise scheduled to terminate provided:

                  (i) during the period beginning nine months, and ending six months, prior to the scheduled date of termination of this Agreement, Nissho gives Delcath notice of its intention to so extend the term of this Agreement, and

                  (ii) Delcath, during the three-month period following its receipt of the notice described in clause (i) above, gives notice to Nissho of its intention to so extend the term of this Agreement. Delcath will, in any event, reply to the notice provided by Nissho in clause (i) above within the three-month period following its receipt.

In the event of any such extension, the terms and conditions of this Agreement shall otherwise remain in full force and effect unless the parties agree in writing to any appropriate change or modification.

     5.2 Termination. Notwithstanding Sections 2.1 and 5.1 hereof, the parties agree to the following provisions:

                     (a)    (i)     in the event that Nissho or Delcath
                                    shall fail in any material respect to
                                    observe or perform any of the provisions of this Agreement on its part to be observed or performed, and if any such failure shall not be remedied within sixty (60) calendar days or, in the case of payments due, within thirty (30) calendar days after receipt of written notice from the other party specifying such failure, or

                           (ii) if Nissho or Delcath shall become insolvent or a receiver shall be appointed for its business or properties, or if any petition shall be filed by or against it under any provisions of any bankruptcy, insolvency or similar laws, the other party may, at its option, terminate this Agreement upon giving written notice of termination to such first party.

                  (b) If any material agreement or obligation of a party under this Agreement is held by judgment, rule, order or decree to be invalid by any court, commission or governmental authority in the Territory, the other party may, at its option, terminate this Agreement, effective immediately, upon giving the other party written notice of such termination.

                  (c) If, at the end of any full calendar year following the first anniversary of the date of regulatory approval of, and in countries where applicable, establishment of a reimbursement price for, a Product in any country in the Territory, Nissho shall fail to purchase and sell in such country during such year and any preceding year the Minimum Annual Purchase Quantity (as hereinafter defined) of any Product for that country, Delcath may, at its option, (i) terminate this Agreement in such country with respect to such Product or all Products, or (ii) make Nissho's rights hereunder non-exclusive in such country for such Product or all Products.

                              VI. CERTAIN COVENANTS

     6.1 Notices of Injuries. In any case in which either party receives a written claim for damages for, or other notice of bodily injury alleged to have been caused by the Products, such party shall promptly and in any case within sixty (60) days thereafter give notice of any possible claim to the other party and shall cooperate fully with the other party in the defense of all such claims.

     6.2 Confidential Information. It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other. Each party agrees to take all reasonable steps to prevent disclosure of Confidential Information; provided, however, no provision of this Agreement shall be construed so as to preclude such disclosure of Confidential Information as may be inherent in or reasonably necessary for marketing Products pursuant to this Agreement, or for securing from any governmental agency any necessary approval or license relating to the subject or performance of this Agreement.

     6.3 Regulatory Requirements; Clinical Trials.

                  (a) Nissho will notify Delcath in a timely manner of all applicable laws, rules and regulations affecting the importation, distribution, sale and use of the Products in each country in the Territory prior to ordering any Products intended for sale and use in any such country.

                  (b) Protocols and Informed Consents used in clinical and preclinical trials in each country in the Territory will be subject to the prior approval of Nissho, Delcath and the MOH or other appropriate regulatory body in the country in question. Delcath will be responsible for filing amendments to its Investigatory Device Exemption to reflect the trials contemplated and conducted.

                  (c) Nissho shall send to Delcath copies, in the original language in which they were generated, of all reports and data from clinical trials, and all correspondence with the regulatory authorities in all countries in the Territory, including applications for regulatory approval, as soon as reasonably practicable after such materials are available to Nissho. Upon the request of Delcath, Nissho will provide Delcath with reasonable assistance in translation of such materials into English, provided that Nissho shall be indemnified for any costs incurred in connection with such assistance.

     6.4 Non-Competition. Nissho agrees that from the date hereof until the date falling two (2) years after the date of termination of this Agreement and the exclusive distributorship created hereby except for the termination by Nissho under Article 5.2(a), it shall not, directly or indirectly, anywhere in the Territory, (i) engage in the business of manufacturing, distributing or selling devices or systems which isolate specific organs or body regions for the targeted delivery of anti-cancer compounds accompanied by the extra-corporeal treatment of blood (the "Business") or assist, advise, represent or consult for any other person or entity in connection with such person or entity engaging in the Business, (ii) induce, or attempt to induce, any employee of Delcath to leave such employ, or to accept any other position or employment or assist any other person or entity in hiring such employee, (iii) solicit, or attempt to solicit, any persons or entities who or which are customers of Delcath (as of the date of termination of this Agreement or at any time prior thereto) in connection with the engagement, by any person or entity, in the Business; or
(iv) otherwise disrupt or interfere with, or attempt to disrupt or interfere with, Delcath's relations with any actual or potential customer or supplier or any other material relationship of Delcath. For purposes of this Section 6.4, the term "indirectly" shall include, without limitation, a reference to any business or entity in which Nissho participates in the management, operation, control or supervision or in which Nissho has any direct or indirect ownership or financial interest, other than the direct or indirect beneficial ownership by Nissho of less than four percent (4%) of the voting capital stock of a publicly held corporation. The provisions of this Section 6.4 shall not apply in the event this Agreement is rightfully terminated by Nissho under Section 5.2(a)(i) hereof on account of Delcath's uncured breach of this Agreement.

     6.5 Minimum Annual Purchase Quantities. Within twelve (12) months of the date of regulatory approval of each Product for sale in each country in the Territory, the parties shall agree upon a minimum quantity of that Product to be purchased during the first full calendar year following such approval date. On or before July 1 of each subsequent year, the parties shall agree upon a minimum quantity of such Product to be purchased during the following calendar year for resale and use in each such country. The minimum annual purchase quantity in effect for a product for resale and use in a country in the Territory is herein referred to as "Minimum Annual Purchase Quantity." Minimum Annual Purchase Quantities shall be based on factors including the incidence of disease, cost of the Delcath procedure, reimbursement amount and sales levels in other countries. In the event that the parties are unable to agree on any Minimum Annual Purchase Quantity either party may commence an arbitration proceeding as set forth in
Section 9.4 hereof.

     6.6 Manufacturing License. Within twelve (12) months of the commencement of sales anywhere in the Territory, Nissho and Delcath will commence discussions concerning the possibility of Nissho becoming a manufacturer of any or all of the components of the Products.

     6.7 Facility Inspection. Nissho may from time to time designate a representative who will visit Delcath's facilities to verify that quality control procedures are consistent with requirements in the Territory. Such visits will be preceded by reasonable notice, and will occur no more frequently than once every two years.

                       VII. REPRESENTATIONS AND WARRANTIES

     7.1 Manufacturing Standards. Delcath will manufacture Products in accordance with (1) the Product Specifications; (2) Good Manufacturing Practices ("GMP") as required by the United States Food, Drug and Cosmetic Act; and (3) pertinent rules and regulations of the United States Food and Drag Administration (FDA). Delcath warrants that it will use reasonable care in the manufacture of its Products and they will be free from defects in material and workmanship under normal use and service.

     7.2 Disclaimer of Warranties. NISSHO ACKNOWLEDGES AND AGREES THAT THE EXPRESS WARRANTIES SET FORTH IN SECTION 7.1 HEREOF CONSTITUTE THE ENTIRE WARRANTIES OF DELCATH WITH RESPECT TO THE PRODUCTS AND ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     7.3 Liability of Delcath. Notwithstanding any other term or condition of this Agreement, Delcath shall have no liability to Nissho or to any third party with respect to any claims arising out of or relating to the Products or their use unless such claim stems from a claim under Section 7.1 or a latent or design defect in the Products which was not the result of a design or process requested by Nissho. In no event shall Delcath have any liability to Nissho or third parties with respect to any Products which have been subjected to abuse, misuse, improper use, negligence, accident, modification, alteration, tampering, failure of the end-user to follow normal operating and maintenance procedures, attempted repair by non-qualified personnel, operation outside of the normal environmental and other specifications, or if the original identification (serial number, trademark) markings have been defaced, altered or removed.

     7.4 Limitation on Liability. Notwithstanding any other term or condition of this Agreement, the total liability of Delcath, if any, and Nissho's sole and exclusive remedy for damages for any claim of any kind whatsoever with respect to any of Nissho's orders for the Products or with respect to any of the

Products covered thereby, regardless of the legal theory or the delivery or non-delivery of the Products, shall not be greater than the actual purchase price of the Products with respect to which such claim is made. UNDER NO CIRCUMSTANCES SHALL DELCATH BE LIABLE TO NISSHO FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, REIMBURSEMENT FOR OR DAMAGES ON ACCOUNT OF (a) LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF BUSINESS REPUTATION OR GOODWILL, (b) LOSS OF DATA, (c) COST OF SUBSTITUTE PRODUCTS, (d) COST OF CAPITAL, AND (e) CLAIMS OF ANY THIRD PARTY, REGARDLESS OF WHETHER OR NOT DELCATH HAS BEEN APPRISED OF THE POSSIBILITY THEREOF. Delcath shall, however, make available to Nissho any data from clinical trials, post-market surveillance, manufacturing and quality assurance which can facilitate Nissho's defense against claims made by a third party.

     7.5 Performance. Delcath warrants that Products delivered to Nissho will, when used in compliance with approved labeling, perform in accordance with data in Delcath's PMA. Nissho will return to Delcath, at Nissho's expense, any components deemed deficient from a performance standpoint, Delcath will promptly attempt to reproduce the claimed nonperformance, upon verification of which it will replace the deficient components at no cost to Nissho, and will credit Nissho for freight charges incurred in making the return. If Delcath is unable to reproduce the claimed nonperformance, no such replacement or credit will be made.

                          VIII. OPTION FOR NEW PRODUCTS

     8.1 First Right and Option. During the term of this Agreement, Delcath grants Nissho the first right and option to obtain exclusive rights to market, distribute and sell in the Territory, on the terms and conditions of this Agreement or on other terms and conditions mutually acceptable to the parties, any new devices or systems which isolate specific organs or body regions for the targeted delivery of anti-cancer compounds accompanied by the extra-corporeal treatment of blood.

     8.2 Cooperation. If Nissho advises Delcath that it is interested in adding a new product to this Agreement, Delcath and Nissho shall cooperate in all reasonable ways required to give Nissho an opportunity to test market the demand for such new product and in establishing the price and product specifications therefor.

                                IX. MISCELLANEOUS

     9.1 Notices. All notices, consents or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by facsimile. Any notices, consents or other communications given in connection with the modification, extension or termination of this Agreement, shall in addition be sent (a) by hand delivery, (b) by express mail for overnight delivery (return receipt requested), (c) by certified or registered mail (Return receipt requested), or (d) by recognized overnight courier service, as follows:

                 If to Delcath:                 Delcath Systems, Inc.
                                                1100 Summer Street, 3rd Floor
                                                Stamford, Connecticut 06905
                                                Attn: Mr. M.S. Koly
                                                Fax: 01-203-961-0120

                 If to Nissho:                  Nissho Corporation
                                                3-9-3 Honjo-Nishi
                                                Kita-ku, Osaka 531, Japan
                                                Attn: Mr. Hiroshi Nikko
                                                Fax:  81-6-371-7422

Such notice, consent or other communication shall be deemed given upon delivery to the intended recipient.

     9.2 Modification of Agreement. This Agreement may not be modified except by an instrument or instruments in writing signed by an authorized representative of the party against whom enforcement of such modification is sought. Either party may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     9.3 Assignment. Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however, either party, without such consent, may assign or sell the same in connection with the transfer or sale of substantially its entire business to which this Agreement pertains or in the event of its merger or consolidation with another company. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder.

     9.4 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered into any court having jurisdiction thereof. The place of arbitration shall be Honolulu, Hawaii, and the language of arbitration shall be English. The panel shall consist of three arbitrators, two of whom shall be nominated by the respective parties.

     9.5 Force Majeure. Any delay in the performance of any of the duties or obligations of either party hereto shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay; provided that such delay has been caused by or is the result of any acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, or boycotts, fires, explosions, floods, shortages of material or energy or other unforeseeable causes beyond the control and without the fault or negligence of the party so affected. The party so affected shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relive the effect of such cause as rapidly as possible.

     9.6 Regulatory Compliance. Each party shall use its best reasonable efforts to obtain all regulatory approvals necessary for its performance hereunder, but shall sustain no liability to the other party for its failure to perform if such performance would be in violation of any law, rule or regulation applicable to such party.

     9.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties and supersedes any and all prior agreements and understandings, whether written or oral.

         9.8 Relationship of Parties. Neither Delcath on the one hand nor Nissho on the other, nor any of their respective agents, employees, officers, directors, independent contractors or representatives shall (a) be considered as an agent, partner, joint venturer, employee, or representative of the other party for any purpose whatsoever, (b) have any authority to make any agreement or commitment for, or to incur any liability or obligation in the other party's name or for or on its behalf, and (c) represent to outside parties that they or any of them has any right to bind the other party to this Agreement.

     9.9 Governing Law. The validity and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to principles of conflict of laws.

     9.10 Headings. The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.11 Counterparts. This Agreement may be executed in any number of counterparts, any one of which (or any set of which) when signed by all parties shall constitute an original agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers the day and year first above written.

DELCATH SYSTEMS, INC.                       NISSHO CORPORATION


By: /s/ M.S. Koly                           By: /s/ Minoru Sano
    --------------------------------        ------------------------------------
    Name:    M.S. Koly                          Name:    Minoru Sano
    Title:   Chief Executive Officer            Title:   President

                                    SCHEDULES
                                    ---------

A.       Patents

B.       Products and Product Specifications

C.       Order and Forecast Procedure

D.       Prices

                                   SCHEDULE A
                                   ----------

                                     PATENTS
                                     -------

The Corporation has four issued patents assigned to it: two United States, one Canadian, and one European:

     1) U.S. Patent #5,069,662, dated December 3, 1991. Inventor: William L. Bodden

     2)   U.S. Patent # 5,411,479 dated May 2, 1995. Inventor: William L. Bodden

     3)   Canadian Patent # 1,333,872 dated January 10, 1995. Inventor: William
          L. Bodden

     4) European Patent # 0 364 799 - granted May 3, 1995 and applying for registration in EC Countries. Inventor: William L. Bodden

The Corporation has three patent applications assigned to it:

     1)   Japanese Patent Application. Inventor: William L. Bodden

     2)   U.S. Patent Application # 706,186

     3)   U.S. Patent Application # 708,046

                                   SCHEDULE B
                                   ----------

                       PRODUCTS AND PRODUCT SPECIFICATIONS
                       -----------------------------------

A.       Products

         1. The Delcath System Kit - Liver (Includes double balloon catheter, introducer set, filters, pump head, flow probe, hepatic infusion catheter, return sheath and extracorporeal circuit)

         2. The Delcath System Kit - Lower Extremities (Same components as Liver Kit are anticipated.)

B.       Product Specifications

         Except as otherwise agreed by the parties, the Product Specifications shall be identical to those utilized in Delcath's Pre-Marketing Approval ("PMA") application and shall be made available to Nissho within sixty (60) days after the execution and delivery of this Agreement.

         Delcath shall provide Nissho with six (6) months' advance notice of any changes to its Product Specifications. Nissho will promptly inform Delcath of any aspects of Delcath's Product Specifications which may hinder the regulatory approval process in any country in the Territory, and will work with Delcath to resolve such aspects to their mutual satisfaction.

                                   SCHEDULE C
                                   ----------

                          ORDER AND FORECAST PROCEDURE
                          ----------------------------

         Nissho shall place an Initial Order for each Product within ninety (90) days of the regulatory approval of, and in countries where applicable, establishment of a reimbursement price for, said Product anywhere in the Territory. Subsequent orders for that Product shall be placed no less frequently than quarterly and no more frequently than monthly.

         On the first business day of each January, April, July and October, and at other times when changing conditions lead to substantial shifts in expectations, Nissho shall provide Delcath with its best estimate of anticipated orders, by product by country by month, for the subsequent twelve (12) months. These estimates will be used to facilitate the production and distribution processes, and shall have no bearing on the minimum annual purchase quantities referred to in Section 6.5

                                   SCHEDULE D
                                   ----------

                                     PRICES
                                     ------

         The prices of Products shall be in United States Dollars as mutually agreed by the parties.

         Delcath shall issue a Price List on the first day of each September. All prices shall go into effect on the first day of the following January, and shall remain in effect for one (1) year.